Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

November 19, 2015

Square, Inc.

1455 Market Street, Suite 600

San Francisco, CA 94103

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Square, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 140,131,251 shares of Class A common stock, par value $0.0000001 per share, and 105,931,251 shares of Class B common stock, par value $0.0000001 per share, consisting of: (i) 27,183,900 shares of Class A common stock reserved for issuance under the 2015 Equity Incentive Plan, (ii) 2,816,100 shares of Class A common stock reserved for issuance pursuant to awards outstanding under the 2015 Equity Incentive Plan, (iii) 4,200,000 shares of Class A common stock reserved for issuance under the 2015 Employee Stock Purchase Plan, and (iv) 105,931,251 shares of Class B common stock reserved for issuance pursuant to awards outstanding under the 2009 Stock Plan (and 105,931,251 shares of Class A common stock issuable upon conversion of such shares of Class B common stock) (which plans are referred to herein as the “Plans” and which shares of Class A common stock and Class B common stock are collectively referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.